Exhibit 99.6

FRANCHISEE FAQs

Q: Does this transaction change who I interface with?

A: No. Your partnership has been, and will continue to be, central to our success. Unless directly notified there are no changes to how we do business.

Q: Where can I get more information?

A: Please reach out to your Franchise Business Consultant or Angelica Lara.

Q: Will this acquisition affect existing franchise agreements? How would you expect prospective franchisees to react to this announcement?

A: There is no impact to existing Franchise or Shop Development Area Agreements. We believe new Franchisees will continue to be excited about joining the Potbelly family, given the strong performance results and the added investment for future growth.

Q: What new resources will RaceTrac provide to your current and future franchise partners?

A: RaceTrac values how important Franchisees are to our growing system. We anticipate similar support structures across the business.

Q: Given RaceTrac’s background in fuel and convenience retail, what restaurant-specific franchise support will be maintained or enhanced?

A: We share a commitment and passion to serving our Shop teams, Franchisees and Customers every day. We will explore any opportunities to refine support across the business.

Q: Will there be changes to franchise fees or royalty structures as a result of the transaction?

A: No, we don’t expect any changes.

Q: How will RaceTrac’s technology investments benefit franchise operations?

A: This will be evaluated further as the relationship progresses. Any enhancements in technology or support will be explored to mutually benefit the system.

Additional Information about the Tender Offer and Where to Find It

The tender offer (the “Offer”) described above has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the Offer materials that RaceTrac, Inc. (“RaceTrac”) and Hero Sub Inc. (“Merger Sub”) will file with the Securities and Exchange Commission (the “SEC”) upon commencement of the Offer. A solicitation and offer to buy outstanding shares of Potbelly Corporation (the “Company”) common stock will only be made pursuant to the Offer materials that RaceTrac and Merger Sub intend to file with the SEC. At the time the Offer is commenced, RaceTrac and Merger Sub will file a tender offer statement on Schedule TO, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 (the “Solicitation/Recommendation Statement”) with the SEC with respect to the Offer.

THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF THE COMPANY SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES IN THE OFFER.

The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will be made available to all investors and stockholders of the Company at no expense to them under the “SEC Filings” section of the Company’s website at https://investors.potbelly.com, and (once they become available) will be mailed to the stockholders of the Company free of charge. The information contained in, or that can be accessed through, the Company’s website is not a part of, or incorporated by reference in, this communication. The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the SEC’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other Offer documents, as well as the Solicitation/Recommendation Statement, the Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by the Company with the SEC for free on the SEC’s website at www.sec.gov, or under the “SEC Filings” section of the Company’s website at https://investors.potbelly.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including statements relating to the acquisition of the Company by RaceTrac and any statements relating to the Company’s business and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions, estimates and projections concerning future events and do not constitute guarantees of future performance. These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other important factors, many of which are outside management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Such forward-looking statements include those relating to the ability to complete, and the timing of completion of, the transactions contemplated by an Agreement and Plan of Merger, dated as of September 9, 2025, by and among the Company, RaceTrac and Merger Sub (the “Merger Agreement”), including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. Actual results may differ materially from current expectations because of numerous risks and uncertainties including, among others: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) uncertainty surrounding the number of shares of the Company’s common stock that will be tendered in the Offer; (iii) the risk of legal proceedings that may be instituted related to the Merger Agreement, which may result in significant costs of defense, indemnification and liability; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the Offer or the merger of Merger Sub with and into the Company (the “Merger”) may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Offer or the Merger; (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (vii) the effects of disruption from the transactions on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees and business partners; (viii) RaceTrac’s ability to realize the synergies contemplated by the proposed transaction and integrate the business of the Company; (ix) competition; (x) the effectiveness of the Company’s marketing strategies; (xi) general economic conditions including any impact from inflation; (xii) the Company’s ability to successfully implement its business strategy; (xiii) the success of the Company’s franchisees; (xiv) the success of the Company’s initiatives to increase sales and traffic, including the success of the Company’s franchising initiatives; (xv) changes in commodity, energy, labor and other costs; (xvi) compliance with covenants in the Company’s credit facility; (xvii) the Company’s ability to attract and retain management and employees and adequately staff its restaurants; (xviii) consumer reaction to industry-related public health issues and perceptions of food safety; (xix) the Company’s ability to manage its growth; (xx) reputational and brand issues; (xxi) price and availability of commodities; (xxii) consumer confidence and spending patterns; and (xxiii) weather conditions. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in the Company’s public filings with the SEC from time to time, including the Company’s most recent Annual Report on Form 10-K for the year ended December 29, 2024, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are available on the investor relations page of the Company’s website at https://investors.potbelly.com. The Company’s stockholders and investors are cautioned not to unduly rely on these forward-looking statements. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, the Company expressly disclaims any intent or obligation to update or revise publicly any forward-looking information or statements.